                                                                                        Exhibit 10.129

                                                          Amendment No. 3
                                       To Distribution And Marketing Collaboration Agreement

This Amendment No. 3 to the Ethyol(R)(amifostine) Distribution and Marketing Collaboration Agreement ("Amendment No. 3") is entered into as of the 4th day of  September,  2001  between  MedImmune  Oncology,  Inc.  successor  in  interest to U.S.  Bioscience,  Inc.
("MedImmune") and ALZA Corporation ("ALZA").
                                                              RECITALS

        A.       MedImmune and ALZA entered into a Distribution and Marketing Collaboration Agreement (as amended prior to the date hereof, the "Agreement") on the 12th day of December, 1995.

        B.       The parties wish to further amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

        1.       Terms.  Capitalized terms used in this Amendment No. 3 shall have the same meanings as in the Agreement, unless
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otherwise defined herein.

        2.       Termination of EXTENSION PERIOD.
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                  (a)      The EXTENSION PERIOD shall end on September 30, 2001.  Thereafter, MedImmune will be solely responsible for development and commercialization of the PRODUCT, including all marketing, sales, distribution, regulatory, clinical and medical affairs activities.

                  (b)      Prior to October 1, 2001, MedImmune shall be entitled to purchase from ALZA, subject to the limitations of ALZA's then existing inventory and ALZA's need to supply customers through September 30, 2001, at least  (CONFIDENTIAL  TREATMENT
REQUESTED) vials of PRODUCT to amass the inventory necessary for MedImmune to begin selling PRODUCT on October 1, 2001.

                  (c)      MedImmune shall purchase from ALZA all of ALZA's inventory of PRODUCT which is in saleable condition and has (CONFIDENTIAL  TREATMENT REQUESTED) as of September 30, 2001 and PRODUCT that MedImmune previously obtained under Paragraph 2(b)
with  (CONFIDENTIAL  TREATMENT  REQUESTED) upon the date of purchase at the price at which ALZA purchased the PRODUCT from MedImmune exclusive of shipping,  insurance,  taxes and other costs incurred by ALZA to originally purchase such PRODUCT. MedImmune shall also purchase from ALZA (CONFIDENTIAL  TREATMENT REQUESTED) vials of PRODUCT  (CONFIDENTIAL  TREATMENT REQUESTED) at which ALZA purchased the PRODUCT from MedImmune  exclusive of shipping,  insurance,  taxes and other costs  incurred by ALZA to originally  purchase such
PRODUCT.  Dated Product may be purchased pursuant to MedImmune's  inventory buildup as detailed in Paragraph 2(b) and/or from ALZA's inventory remaining on or after September 31, 2001. In no event or manner,  shall MedImmune be required to purchase PRODUCT that has
(CONFIDENTIAL TREATMENT REQUESTED).

                  MedImmune shall be responsible for all shipping, insurance, taxes and related costs associated with the transactions contemplated by Sections 2(b) and (c).  MedImmune shall pay ALZA for such inventory on or before October 15, 2001.

                  (d)      In consideration for the early termination of the EXTENSION PERIOD as set forth in this Amendment No. 3,
MedImmune shall pay to ALZA the following amounts, subject to the adjustments outlined below:

                           (i)      $6.72 million on or before December 31, 2001; and

                           (ii)     $6.72 million on or before May 15, 2002.

During the period from October 1, 2001 to March 31, 2002, if MedImmune's Net Sales of the PRODUCT are either:

                           (1)      (CONFIDENTIAL TREATMENT REQUESTED)

                                                  Or

                           (2)      (CONFIDENTIAL TREATMENT REQUESTED).

In no event, however, shall the total of the two payments from MedImmune to ALZA be less than $6.72 million.

                  (e)      At its expense, ALZA (or its Affiliate) shall use reasonable commercial efforts to make the PRODUCT available for sale throughout the TERRITORY until September 30, 2001.  MedImmune,  at its expense,  shall use reasonable  commercial efforts to make the PRODUCT available for sale throughout the TERRITORY during the period of October 1, 2001 through March 31, 2002.

         3.       Reverse Payment Obligation Amendment.  Notwithstanding any other provision of this Agreement, MedImmune's reverse
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payment  obligations  contemplated  by Section  3.6(d)(iii)  of the Agreement  shall not commence until April 1, 2002 and will be in effect through March 31, 2011; sales of the PRODUCT by MedImmune during the period of October 1, 2001 to March 31, 2002 shall not be subject to such reverse payment obligations.

         4.       Normal Course of Business Covenant.  Each party agrees that it will not engage in activities outside the normal
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course of business that are intended to artificially  inflate or deplete  inventory levels or encourage or discourage the occurrence of Net Sales for the purpose of affecting  payments due to the other party under the Agreement from the date of this Amendment No. 3 through March 31, 2002. Specifically, ALZA shall not at anytime after the execution date of this Amendment No. 3 and MedImmune shall not during the period October 1, 2001 to March 31, 2002 outside the normal course of business,  modify (i) the price of the PRODUCT;
(ii) current discounts to customers for timely payment for purchases of the PRODUCT; or (iii) initiate promotional discount programs for the PRODUCT for which such party had not undertaken substantial preparations before the execution of this Amendment No. 3.

         5.       Trade Returns; Reimbursements.
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                  (a)      ALZA shall bear all costs and expenses related to all returns, charge backs, and administrative fees received prior to (CONFIDENTIAL  TREATMENT  REQUESTED).  MedImmune shall bear all costs and expenses related to all returns,  charge backs and administrative fees received on or after (CONFIDENTIAL TREATMENT REQUESTED).

                  (b)      ALZA shall bear all costs and expenses related to reimbursements and rebates for all federal and state healthcare  related  agencies,  including  but  not  limited  to  Medicaid,  and  any  state  assistance  programs,  including  PACE
("Reimbursement(s)")  for the PRODUCT  requested  (CONFIDENTIAL  TREATMENT  REQUESTED).  MedImmune shall bear all costs and expenses related to Reimbursements for the PRODUCT requested (CONFIDENTIAL TREATMENT REQUESTED). If ALZA receives any requests for payment of
Reimbursements  dated after March 31, 2002, it shall make payment on such requests and thereafter shall request  reimbursement  from
MedImmune,  which MedImmune shall promptly pay. If MedImmune receives any requests for payment of Reimbursements  dated on or before
March 31, 2002, MedImmune shall pay such requests and deduct the total amount paid from the payment that will be made to ALZA by May
15, 2001 according to Paragraph  2(d)(ii).  If, after March 31, 2002,  MedImmune  receives requests (from ALZA or third parties) for payment of Reimbursements for PRODUCT dispensed to patients before October 1, 2001 which requests for Reimbursement in the aggregate exceed  (CONFIDENTIAL  TREATMENT  REQUESTED),  MedImmune shall be entitled to invoice ALZA for the amount in excess of (CONFIDENTIAL
TREATMENT REQUESTED) and ALZA shall promptly pay such invoices.

         6.       Customer Lists; Notification of Customers.
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                  (a)      Within three (3) business days of ALZA's receipt of this fully executed Amendment No. 3or as soon thereafter as is practicable, ALZA will provide MedImmune with a customer list ("Customer List") that (i) identifies all wholesalers and  distributors  that have bought the  PRODUCT  from ALZA in the  previous  three (3) years;  (ii)  provides  the monthly  amounts
(CONFIDENTIAL  TREATMENT REQUESTED) during the same period;  (iii) (CONFIDENTIAL  TREATMENT REQUESTED) of the PRODUCT that have been outstanding for (CONFIDENTIAL  TREATMENT REQUESTED);  (iv) provides the (CONFIDENTIAL TREATMENT REQUESTED) in units and dollars; (v)
(CONFIDENTIAL TREATMENT REQUESTED) for any purchase of the PRODUCT; and (vi) provides the (CONFIDENTIAL TREATMENT REQUESTED) for the previous three (3) years.

                  (b)      By no later than October 15, 2001, ALZA shall provide to MedImmune an updated Customer List.

                  (c)      Within three (3) business days of ALZA's receipt of this fully executed Amendment No. 3, ALZA shall provide a list of (CONFIDENTIAL TREATMENT REQUESTED) and hospitals to which it details the PRODUCT and their addresses and telephone and fax numbers if available.

                  (d)      Upon MedImmune's request, ALZA shall forward notification to its customers that MedImmune has assumed responsibility for the marketing and sale of the PRODUCT in the TERRITORY. Prior to ALZA forwarding notification,  the parties shall agree upon the content of such notice.

         7.       Existing Contracts for the Sale of PRODUCT.
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                  (a)      MedImmune acknowledges that ALZA has entered into contracts for the sale of PRODUCT at a discount to
ALZA's wholesale  acquisition cost for the PRODUCT,  and for the payment of administrative fees based on sales of PRODUCT by certain customers.

                  (b)      Within three (3) business days of ALZA's receipt of this fully executed Amendment No. 3, ALZA shall provide MedImmune with true and complete copies of all the contracts with its customers  regarding the PRODUCT that are currently in effect  ("Commercial  Contracts")  to the extent that it is legally and  contractually  able to do so. In the event that ALZA is not legally or  contractually  permitted  to provide  copies of  certain  Commercial  Contracts  to  MedImmune,  it shall seek to obtain permission from the other party to each such Commercial  Contract to disclose a true and complete copy of the contract to MedImmune.
In its efforts to obtain such permission, ALZA shall be permitted to confidentially disclose to such other parties that marketing of the PRODUCT may be transferred and in doing so may, identify MedImmune as the potential transferee,  but shall not disclose the date of such transfer.

                  (c)      Upon approval by MedImmune, ALZA shall assign each Commercial Contract to MedImmune to the extent that it is assignable.  Upon the request of MedImmune,  ALZA agrees to use commercially  reasonable efforts to secure from the entities with which it has entered into  non-assignable  Commercial  Contracts  permission to assign such Commercial  Contracts to MedImmune or to assign the rights and obligations of the parties in so far as they relate to the PRODUCT, effective October 1, 2001.

         8.       Patient Support Programs.
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                  (a)      MedImmune acknowledges that ALZA has created two programs designed to assist medically needy patients, namely ALZA's "Oncology  Connection  Program" ("OCP") and ALZA's "Indigent  Patient Program"  ("IPP").  MedImmune shall not have any obligation to continue the OCP and IPP programs,  but will adopt  programs  similar in intent to such programs by October 1, 2001 as set forth below.  The parties  agree,  nevertheless,  to cooperate in the exchange of information  (but not documents)  necessary to effectuate an orderly transition to, and assessment of, the OCP and IPP by MedImmune.

                  (b)      The OCP provides assistance and advocacy for patients who experience difficulty obtaining insurance coverage for the PRODUCT.  The parties agree that ALZA shall  continue to offer the OCP to patients  prescribed the PRODUCT or their physicians until September 30, 2001. By October 1, 2001, MedImmune shall implement a program that is similar in intent to the OCP.

                  (c)      Under the IPP, patients who meet pre-determined financial obligations and do not have or are ineligible for third party insurance  receive PRODUCT from ALZA free of charge.  The parties agree that ALZA shall continue to offer the IPP to patients prescribed the PRODUCT until September 30, 2001. By October 1, 2001, MedImmune shall implement a program that is similar in intent to the IPP.

                  (d)      Within three (3) business days of ALZA's receipt of this fully executed Amendment No. 3, ALZA shall disclose (i) (CONFIDENTIAL  TREATMENT REQUESTED) (ii) (CONFIDENTIAL  TREATMENT REQUESTED);  and (iii) the monthly amount in units of
PRODUCT provided under the IPP for the previous two (2) years.

                  (e)      ALZA makes no representations or warranties concerning the OCP or IPP and MedImmune's decision to continue or modify the programs shall be based on its  independent  assessments of the programs and ALZA shall not be liable for any damages or claims made against  MedImmune  concerning such programs after September 30, 2001,  except to the extent that such claims are based on ALZA's conduct prior to September 30, 2001.

         9.       Investigator Sponsored Studies.  The parties acknowledge that ALZA has agreed to provide funds and/or PRODUCT to
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support independent Investigator Sponsored Studies ("ISS") of the PRODUCT. ALZA has used commercially reasonable efforts to identify all such studies, which are identified on a list attached hereto as Exhibit A. Upon MedImmune's request, ALZA shall provide true and complete  copies of the ISS agreements,  including the exhibits to the agreements and  amendments,  that cover the studies listed on
Exhibit A. On or before  September 10, 2001,  MedImmune shall review the list and identify those studies it wishes to continue,  and upon request and approval by MedImmune,  ALZA shall assign the agreements pertaining to those ISS' to MedImmune.  The ISS agreements that MedImmune does not request to have assigned to it will be terminated by ALZA. MedImmune specifically agrees that it will accept assignment of the ISS agreement  between ALZA and PRN dated January 19, 1999 (the "PRN Agreement")  concerning the  investigation of
PRODUCT in the treatment of Stage III A, III B, Non-Small Cell Lung Cancer (NSCLC) (the "PRN Study"),  and the ISS agreement between
ALZA and the American College of Radiology,  Radiation  Therapy  Oncology Group,  dated July 25, 1998 (the "RTOG  Agreement"),  also concerning the  investigation of PRODUCT in NSCLC (the "RTOG Study").  ALZA shall be responsible for paying and fulfilling all costs and  obligations of the PRN Agreement that result from  conducting the PRN Study on or before  September 30, 2001,  including  those associated with patient  recruitment.  MedImmune shall be responsible for paying all costs and obligations of the PRN Agreement that result from conducting the PRN Study on or after October 1, 2001.  MedImmune shall also be responsible for paying and fulfilling all costs and  obligations of the RTOG Agreement that result from conducting the RTOG Study on or after the date of this Amendment No. 3 and  (notwithstanding  the  provisions  of the letter  agreement  between  ALZA and U.S.  Bioscience  dated July 25,  1998) shall be responsible for paying the milestone for (CONFIDENTIAL TREATMENT REQUESTED) in the RTOG study set forth in Section I(c) of Exhibit B of the RTOG Agreement ("Milestone (c)"),  regardless of whether the obligation to pay Milestone (c) accrues before or after the date of this  Amendment No. 3. If MedImmune  terminates the PRN Study prior to March 31, 2002, it will pay ALZA  (CONFIDENTIAL  TREATMENT
REQUESTED).  If MedImmune  terminates the RTOG Study prior to March 31, 2002, it will pay ALZA (CONFIDENTIAL  TREATMENT  REQUESTED), reduced by any amount that MedImmune has paid to RTOG for Milestone (c).

         10.      Use and Licenses of Promotional Materials; Trademark Assignments.  The parties agree that all promotional
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materials  used in the marketing of the PRODUCT shall  continue to bear ALZA's name and logo until  September 30, 2001.  The parties further agree that after September 30, 2001,  MedImmune may continue to use all promotional  materials  bearing ALZA's name and logo until the supply of such materials is depleted.  However,  all new marketing  materials that are printed after the effective date of this  Amendment No. 3 shall bear only  MedImmune's  name and or logo.  Except as  specifically  provided in this Amendment No. 3, no rights or licenses with respect to ALZA's name or logo is granted, nor shall such be deemed to be granted, by this provision.

         11.      Medical Inquiries.  The parties agree that ALZA's obligations regarding correspondence with physicians and
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processing  customer  complaints pursuant to the provisions of Sections 4.6 and 4.7 of the Agreement shall cease on August 22, 2001.
Further,  recognizing  that  promotional  materials  bearing ALZA's address and telephone number will be available to physicians and customers after August 22, 2001, the parties agree that on or before August 17, 2001, MedImmune shall provide ALZA with a forwarding address for correspondence concerning the PRODUCT, and a telephone number to provide to callers requesting information regarding the
PRODUCT.  ALZA shall have no  obligation  with regard to such  correspondence  other than to forward mail and  redirect  phone calls requesting  information  regarding the PRODUCT  within twenty four (24) hours of receipt as specified by MedImmune  pursuant to this
Section 11. Further,  the parties agree that during the period August 22, 2001, through September 30, 2001,  MedImmune shall perform all medical  communications  tasks related to the PRODUCT and that ALZA shall pay MedImmune  (CONFIDENTIAL  TREATMENT  REQUESTED) to perform such tasks,  such amount to be deducted from the inventory  payment to be made from  MedImmune to ALZA under Section 2(c) of this Amendment No.3.

         12.      Training.  The parties agree that ALZA's obligations regarding training of the ALZA and MedImmune sales forces
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pursuant to the provisions of Sections 4.9 of the Agreement shall cease upon execution of this Amendment No. 3.

         13.      PRODUCT Recalls, etc.  Effective October 1, 2001, Section 9.5 of the Agreement is deleted in its entirety and
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replaced  with the  following:  If, on or before  October 1, 2001,  (i) any  governmental  agency or  authority  issues a request or directive,  or orders that PRODUCT be recalled or  retrieved;  (ii) a court orders that PRODUCT be recalled or  retrieved;  or (iii)
MedImmune determines that PRODUCT should be recalled,  retrieved or that a "dear doctor" letter is required relating to the PRODUCT,
MedImmune shall conduct such activities.  ALZA agrees to cooperate with MedImmune to the extent reasonably  necessary to effect such action. In the event and to the extent such activities must be undertaken due to negligence or willful  misconduct of ALZA, it shall reimburse  MedImmune for the costs incurred by MedImmune to perform such activities.  In all other cases,  MedImmune shall be solely responsible for the costs of such activities.

         14.      Nondisclosure.  The month and date upon which MedImmune shall assume responsibility for marketing the PRODUCT in
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the TERRITORY shall not be disclosed  publicly or to any third parties by ALZA unless under the conditions stated in a prior written authorization obtained from MedImmune. The foregoing notwithstanding, the parties agree that MedImmune will issue a press release on or before  October 1, 2001  concerning  this  Amendment No. 3 and that ALZA shall have a right to review and comment upon such press release,  and that MedImmune  shall not  unreasonably  refuse to incorporate  ALZA comments.  If a press release is not issued on or before October 1, 2001 then ALZA shall be entitled to disclose that it has transferred  responsibility  for marketing the PRODUCT to
MedImmune.

         15.      Cooperation.  The parties agree that they shall cooperate with one another to the extent reasonably necessary to
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ensure a smooth transition of responsibilities under the Agreement.

         16.      No Other Changes.  Except as specifically set forth above, the Agreement remains in full force and effect,
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without modification.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the 4th day of September, 2001.

ALZA Corporation                                     MedImmune, Inc.

By       /s/:  Erik Wiberg                           By       /s/: David M. Mott

Title:   Vice President, Business                    Title:   Vice Chairman and Chief
         Development                                          Executive Officer